SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2006

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2006, we entered into agreements to receive approximately $8.1 million (after payment of certain fees) from certain institutional investors as a result of (i) certain of our existing warrant holders to exercising all of their existing warrants to purchase up to 1,095,815 shares of common stock under the terms of such warrants for gross proceeds of approximately $4.3 million and (ii) the sale of units consisting of shares of our Series E convertible preferred stock and warrants to purchase shares of our common stock for aggregate gross proceeds of approximately $3.8 million. At the same time, the investors have agreed to convert all 114,000 shares of our Series D preferred stock held by them at the conversion price of $4.16 per share. The transactions closed on May 25, 2006.

The Series E preferred stock has an initial conversion price of $2.76 per share and is initially convertible into a total of 2,318,424 shares of our common stock. In connection with the agreements, we issued warrants to purchase (i) an aggregate of 1,095,815 shares of common stock at an exercise price of $2.76 per share, (ii) an aggregate of 1,159,208 shares of common stock at an exercise price of $3.58 per share, (iii) a floating number of shares of common stock at an exercise price of $0.01 per share, with the exact aggregate number shares to be determined by dividing $1,938,403 by the lowest of (A) $2.76 (as adjusted for stock splits, stock dividends, stock combinations and other similar events), (B) the closing price of our common stock on the trading day prior to the effective date of a registration statement covering the resale of the shares, (C) the closing price of our common stock on the trading day prior to the day shareholder approval is obtained pursuant to the terms of the Series E preferred stock, or (D) if the registration statement is not declared effective, the trading day prior to the day any shares of common stock issuable pursuant to such warrant can be sold under Rule 144. The warrants will expire on the fifth anniversary of the date that a registration statement covering the resale of the underlying shares is declared effective.

In connection with the sale of the securities described above, we entered into a Registration Rights Agreement with the investors. The Registration Rights Agreement requires us to file a selling shareholder registration statement with the Securities Exchange Commission by June 22, 2006, for purposes of registering the resale of the investors’ common shares, including the common shares issuable upon conversion of the Series E preferred stock and exercise of the warrants.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1 to Securities Purchase Agreement, Certificate of Designations, and Registration Rights Agreement; the Securities Purchase Agreement; the Certificate of Designation of Preferences and Rights of the Series E Convertible Preferred Stock; the Registration Rights Agreement; and the forms of Warrants, which are filed as exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support our reasonable belief that the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act). At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In connection with the transaction described in Item 1.01, we amended our Articles of Incorporation by filing the Certificate of Designation of Preferences and Rights of Series E Convertible Preferred Stock. The effective date of this amendment is May 25, 2006.

The Certificate of Designation of Preferences and Rights of Series E Convertible Preferred Stock establishes the rights and preferences of the holders of the Series E preferred stock, including but not limited to the right to convert the Series E preferred stock into shares of common stock at $2.76 per common share, and certain rights upon liquidation. Holders of the Series E preferred stock are entitled to receive dividends on the stated value of the Series E preferred stock at a rate equal to the applicable LIBOR plus three percent per annum, payable semiannually starting June 30, 2006. The dividends may be paid in cash or, at our option, in shares of our common stock. We must redeem 75% of the principal value of the Series E preferred stock in nine equal payments beginning on September 1, 2006, and on the first day of every third month thereafter. The investors have the right to require us to redeem the remaining 25% of the Series E preferred stock at any time following the last of these redemption payments. The redemption price is equal to the purchase price of the shares being redeemed, plus all related accrued and unpaid dividends. In addition, we may choose to redeem the Series E preferred stock at any time following the thirtieth (30th) trading day after the registration statement is declared effective at a redemption price equal to 105% of the purchase price, plus all related accrued and unpaid dividends. The rights of the holders of the Series E stock are senior to the rights of the holders of all of our classes of stock.

In order to effect compliance with the Nasdaq Stock Market’s Marketplace Rule 4350(i)(D), the Series E preferred stock and warrants may not be converted or exercised, as the case may be, into shares of our common stock exceeding 19.99% of our outstanding shares of common stock as of the closing date until such time as our shareholders have approved the terms of the Series E preferred stock and warrants. We intend to hold a special meeting of our shareholders for purposes of approving the Series E preferred stock and warrants. In connection with the closing of the transactions, our Chairman of the Board, John Pan, and our Chief Executive Officer, Toresa Lou, have agreed to vote their common shares in favor of the approval of the Series E preferred stock and warrants.

We intend to file with the Securities and Exchange Commission a proxy statement, and other relevant documents in connection with the shareholder approvals described above. Investors and security holders are advised to read the proxy statement, if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, if and when available, and other documents filed by us at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may be obtained, if and when available, from us by directing such request to Global ePoint, Inc. 339 S. Cheryl Lane, City of Industry, California 91789, Attention: Investor Relations. A description of any interests that our directors and executive officers have in the Series E preferred stock is provided above and will be will be available in the proxy statement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Preferences and Rights of Series E Convertible Preferred Stock, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
3(i).1	Certificate of Designation of Preferences and Rights of Series E Convertible Preferred Stock	Filed electronically herewith

10.1	Amendment	Filed electronically herewith

10.2	Securities Purchase Agreement	Filed electronically herewith

10.3	Registration Rights Agreement	Filed electronically herewith

10.4	Form of Warrant A	Filed electronically herewith

10.5	Form of Warrant B	Filed electronically herewith

10.6	Form of Additional Warrant	Filed electronically herewith

99.1	Press Release	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2006	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou,
Chief Executive Officer